UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 9, 2015

ROGERS CORPORATION

(Exact name of Registrant as specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	1-4347 (Commission File Number)	06-0513860 (I.R.S. Employer Identification No.)

One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188

(Address of Principal Executive Offices and Zip Code)

(860) 774-9605

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

Item 7.01 Regulation FD Disclosure.

          On January 9, 2015, Rogers Corporation (the "Company") received notification that early termination of the waiting period under the Hart−Scott−Rodino Antitrust Improvements Act of 1976, as amended, for the previously announced acquisition by the Company of Arlon, LLC and its subsidiaries (other than Arlon India (Pvt) Limited) had been granted by the Federal Trade Commission. Completion of the acquisition remains subject to the other conditions set forth in the Stock Purchase Agreement, dated as of December 18, 2014, by and among Handy & Harman Group Ltd., Bairnco Corporation and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
By: /s/ David Mathieson
Name: David Mathieson
Title: Vice President and Chief Financial Officer

Date: January 13, 2015